EXHIBIT 23.2





                        CONSENT OF INDEPENDENT CERTIIFIED
                               PUBLIC ACCOUNTANTS




We have issued our report dated May 9, 1997 accompanying the financial statements of TW Communication Corp. for the year ended February 28, 1997 appearing in the Form 8-K/A of Anicom, Inc. which is incorporated by reference in this Registration Statement. We hereby consent to the incorporation by reference of the aforementioned report in this Registration Statement and to use our name as it appears under the caption "Experts".



/S/ GRANT THORTON L.L.P.

Melville, New York
April 17, 1998